UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 27, 2005

(Date of earliest event reported)

CELLCO PARTNERSHIP

(Exact name of registrant as specified in its charter)

Delaware	333-92214	22-3372889
(State or other jurisdiction of organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

180 Washington Valley Road Bedminster, NJ	07921
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 306-7000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On January 28, 2005, Verizon Communications Inc. (“Verizon”) filed a report on Form 8-K containing the following statement, which includes financial information relating to Cellco Partnership d/b/a Verizon Wireless (the “Registrant”).

On a January 27, 2005 conference call with financial analysts and investors to discuss its fourth quarter and full year 2004 results, Verizon Communications Inc. provided certain information pertaining to its outlook for 2005. Verizon indicated that it expects capital expenditures to increase approximately 10 percent over 2004 capital spending levels, driven by investments for wireless and fiber-optic broadband growth initiatives. Verizon also noted that Verizon Wireless’s operating income before depreciation and amortization (EBITDA) margin, a non-GAAP measure, had been affected in the fourth quarter by expenses attributable to Verizon Wireless’s employee long-term incentive plan, which have increased as the value of Verizon Wireless has increased. Verizon indicated that it expects Verizon Wireless’s EBITDA margin in 2005 to be consistent with historical performance.

NOTE: This report contains statements about expected future events and financial results that are forward-looking and subject to risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The following important factors could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: materially adverse changes in economic and industry conditions and labor matters, including workforce levels and labor negotiations, and any resulting financial and/or operational impact, in the markets served by us or by companies in which we have substantial investments; material changes in available technology; technology substitution; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations; the final results of federal and state regulatory proceedings concerning our provision of retail and wholesale services and judicial review of those results; the effects of competition in our markets; the timing, scope and financial impacts of our deployment of fiber-to-the-premises broadband technology; the ability of Verizon Wireless to continue to obtain sufficient spectrum resources; and changes in our accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings.

Non-GAAP Measures

Verizon’s financial information is prepared in conformity with generally accepted accounting principles (GAAP) and also contains non-GAAP financial information. The non-GAAP financial information may be determined or calculated differently by other companies.

Management believes that Verizon Wireless’s EBITDA and EBITDA margin, non-GAAP financial measures, are useful to investors and other users of our financial information in evaluating operating financial performance. Verizon Wireless’s EBITDA is determined by adding-back depreciation and amortization to operating income and the Verizon Wireless EBITDA margin is calculated by dividing Verizon Wireless’s EBITDA by Verizon Wireless’s service revenues. Verizon Wireless’s EBITDA and EBITDA margin are non-GAAP operating performance measures that are used internally to evaluate current operating expense efficiency and operating profitability on a more variable cost basis by excluding the depreciation and amortization expenses related primarily to capital expenditures and acquisitions (particularly customer base amortization) that occurred in prior years. In addition, Verizon management uses this information to evaluate operating performance in relation to Verizon Wireless’s competitors. The Verizon Wireless EBITDA margin utilizes service revenues rather than total revenues. Service revenues exclude primarily equipment revenues (as well as other non-service revenues) in order to capture the impact of providing service to the wireless customer base on an ongoing basis. Verizon Wireless’s EBITDA margin is presented in financial reports along with Verizon Wireless’s operating income margin so as not to imply more emphasis should be placed on it than the corresponding GAAP measure. Management believes this presentation assists readers in preparing comparisons of this type of performance measure (operating profitability) using the GAAP measure as well as the measure segment management evaluates segment results and performs comparisons to other wireless carriers.

It is management’s intent to provide non-GAAP financial information to enhance understanding of Verizon’s GAAP consolidated financial statements and should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CELLCO PARTNERSHIP

Date: January 28, 2005	By:	/s/ Steven E. Zipperstein
Steven E. Zipperstein
Vice President – Legal & External Affairs, General Counsel and Secretary